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

                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                             AND SUBSIDIARIES
                                                                    EXHIBIT 11
                                                                    ----------


                 COMPUTATION OF EARNINGS PER COMMON SHARE

                                        2 0 0 1         2 0 0 0         1 9 9 9
                                        -------         -------         -------
Basic earnings:

Net income (loss)                    $   243,576     $(1,165,638)     $  180,757
                                     -----------     -----------      ----------

Shares:
Weighted common shares outstanding     2,559,453       2,438,167       2,141,801
                                     -----------     -----------      ----------

Basic earnings (loss) per share      $       .10     $      (.48)     $      .08
                                     ===========     ===========      ==========


Diluted earnings:

Net income (loss)                    $   243,576     $(1,165,638)     $  180,757
                                     -----------     -----------      ----------

Shares:
Weighted common shares outstanding     2,559,453       2,438,167       2,141,801
Employee stock options                        --              --           4,004
Warrants                                      --              --         199,249
Consultants stock options                     --              --             395
Directors stock options                      590              --              --
Underwriter options                           --              --              --
                                     -----------     -----------      ----------

Total weighted shares outstanding      2,560,042       2,438,167       2,345,449
                                     -----------     -----------      ----------

Diluted earnings (loss)
  per common share                   $       .10     $      (.48)     $      .08
                                     ===========     ===========      ==========

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